January 3, 2000

Dear Avi:

Reference is made to the Employment Agreement between Toy Biz, Inc., now known as Marvel Enterprises Inc.("Marvel") and yourself ("Executive") dated as of September 30, 1998 (the "Employment Agreement"). All terms defined in the Employment Agreement shall have the same meaning as set forth therein.

In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Marvel and Executive hereby agree that the Employment Agreement is amended effective January 1, 2001 in the following respects:

1.       Section 1.3 is hereby amended to read as follows:

                  1.3 Location. The duties to be performed by the Executive hereunder shall be performed primarily at the principal executive office of the Company in the Los Angeles metropolitan area, subject to reasonable and customary travel requirements on behalf of the Company.

2.       Section  2.1,  The  Term,  is hereby  amended  by  extending  the expiration date from December 31, 2000 to December 31, 2002.

3.       Section 4.5, Change in Control, shall be amended to read:

         4.5  Change in Control.

                  (a) If on or after the date hereof, and prior to the end of the Term, there occurs a "Change in Control" the Executive shall have the right, at any time within thirty (30) days of obtaining knowledge of such Change in Control, to give notice to the Company of termination of the Term as of a date (which shall not be earlier than ten (10) days from such notice) to be specified in such notice, and the Term shall terminate on the date so specified.

                  (b) For purposes of this Agreement, a Change in Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an Excluded Person or Excluded Group (as defined below) (hereinafter, a "Third Party"), is or becomes the "beneficial owner" (as defined in Rule 13d-3


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         promulgated  under  the  Exchange  Act),  directly  or  indirectly,  of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company, (ii) the Company is a party to any merger, consolidation or similar transaction as a result of which the shareholders of the Company immediately prior to such transaction beneficially own securities of the surviving entity representing less than fifty percent (50%) of the combined voting power of the surviving entity's outstanding securities entitled to vote in the election of directors of the surviving entity or (iii) all or substantially all of the assets of the Company are acquired by a Third Party. "Excluded Group" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that (i) includes one or more Excluded Persons; provided that the voting power of the voting stock of the Company "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the voting stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group or (ii) exists solely by virtue of the fact that the members of such group are parties to the Stockholders' Agreement, dated as of October 1, 1998, by and among the Company, Isaac Perlmutter, Avi Arad, Mark Dickstein, The Chase Manhattan Bank, Morgan Stanley & Co. Incorporated, Whippoorwill Associates Incorporated and various other stockholders of the Company, as that agreement may be amended from time to time (the "Stockholders
         Agreement").   "Excluded  Person"  means  (i)  while  the  Stockholders
         Agreement is in effect in substantially its current form, any person or entity who or which is a party to the Stockholders Agreement as of the Effective Date and any affiliate of such a party to the Stockholders Agreement who becomes a party to the Stockholders Agreement, and (ii) Isaac Perlmutter and Avi Arad or any of their affiliates.

4.       Schedule II, Additional Benefits, shall be amended to read as follows:

     1. The Company shall provide the Executive use of a Mercedes 500 SEL or similar automobile.

     2.   The Executive shall be entitled to participate in the Company's stock option plan at a level commensurate with Executive's salary
               level,   title  and   responsibilities,   as  determined  by  the
               Compensation Committee of the Board of Directors of the Company

     3. With respect to each media project for which the Executive performs significant services, the Executive shall be entitled to retain, in addition to the Base Salary and other benefits provided for hereunder, the following Executive Producer and/or Producer fees customarily payable by the licensee under any television or motion picture entered into by the Company during the Term:

                    a) $350,000  for any one motion  picture  project

                    b) $10,000  per  episode  for  animated  network  television projects

                    c) $7,500 per episode  for  animated  syndicated  television projects

                    d) $20,000 per episode for live action  television  projects of at least one hour.

     4. In recognition of the cost savings to the Company resulting from the Executive relocating from the New York to Los Angeles area, the Company shall pay Executive during the Term a special bonus at the annual rate of $75,000, payable bi-weekly, less such deductions or amounts to be withheld as required by applicable law and regulations.

     Except  as  otherwise  expressly  hereinabove   provided,   the  terms  and
conditions of the E Employment Agreement shall remain in full force and effect.

     If the foregoing accurately reflects your understanding of our agreement, please indicate by signing in the appropriate place below.

Very truly yours,